CONTACT:  Bruce Zurlnick                    Cara O'Brien/ Melissa Myron
          Senior Vice President and         Media Contact: Stephanie Sampiere
          Chief Financial Officer           FD Morgen-Walke
          Finlay Enterprises, Inc.          (212) 850-5600
          (212) 808-2800


FOR IMMEDIATE RELEASE
---------------------


                FINLAY ENTERPRISES REPORTS FIRST QUARTER RESULTS

NEW YORK, NY -- MAY 29, 2003 -- FINLAY ENTERPRISES, INC. (NASDAQ: FNLY), a leading retailer of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States, today announced financial results for the first quarter of fiscal 2003.

For the 13 weeks ended May 3, 2003, the Company reported a net loss of $1.5 million, or $0.16 per share, in line with the Company's guidance of a net loss per share of $0.15 to $0.20, compared to a loss before cumulative effect of accounting change of $33,000, or break even per share in the year ago period. Including the charge associated with the cumulative effect of accounting change, the prior year's first quarter net loss was $17.2 million, or $1.78 per share.

Income from operations for the first quarter, before depreciation and amortization expenses (EBITDA), was $7.8 million compared to $10.1 million in the prior year period. The Company also reported operating income of $3.4 million, compared to last year's first quarter total of $5.7 million.

As previously reported, comparable department sales (departments open for the same months during the comparable period) decreased 0.6% in the first quarter of fiscal 2003, which compares to a same store sales increase of 2.2% in the first quarter of last year. Total sales for the first quarter were $186.2 million compared to $187.4 million for the same period a year earlier.

Arthur E. Reiner, Chairman and Chief Executive Officer of Finlay Enterprises, Inc., commented, "Our merchandising team capitalized upon emerging merchandise categories and created compelling product offerings that translated into value for our customers. We achieved relatively flat year-over-year sales, which were better than our hosts, despite a continued challenging economic environment and weak consumer spending."

                                    - more -


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Page 2



Mr. Reiner continued, "During these uncertain times we continue to focus on managing inventory efficiently and controlling operating expenses, and believe that this will position us to maintain our solid performance. In addition, although we are conservative in our outlook for the near-term, we are cautiously optimistic about the full year. As such, we remain comfortable with our previously stated guidance of earnings per share in the range of $2.35 to $2.45 for the full year. With respect to the second quarter, we anticipate a per share loss between $0.12 and $0.17, based upon flat comparable store sales."

The Company's management will host a conference call to review results and answer questions. The conference call will be held today, May 29, 2003 at 10:00 a.m. Eastern Time. A live broadcast of the call will be available on the Company's website at: http://www.finlayenterprises.com and will remain available in archives for approximately 90 days.

Finlay Enterprises, Inc., through its wholly-owned subsidiary, Finlay Fine Jewelry Corporation, is one of the leading retailers of fine jewelry and the largest operator of leased fine jewelry departments in department stores throughout the United States with sales of $931 million in fiscal 2002. The number of locations at the end of the first quarter of fiscal 2003 and fiscal 2002 totaled 1,004.

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on Finlay's current expectations and beliefs, are not a guarantee of future performance and involve known and unknown risks, uncertainties and other factors. Actual results, performances or achievements may differ materially from those contained in, or implied by, these forward-looking statements, depending upon a variety of factors including, in particular, the risks and uncertainties described in Finlay's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by Finlay or any other person that the events or circumstances described in such statement are material.


                           - Financial tables follow -

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Page 3


FINLAY ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

                                                                     THIRTEEN WEEKS ENDED
                                                    ------------------------------------------------------
                                                               MAY 3,                       MAY 4,
                                                                2003                         2002
                                                    -------------------------    -------------------------
Sales                                                $ 186,208        100.0%      $ 187,365        100.0%
Cost of sales                                           89,859         48.3          89,209         47.6
                                                     ---------        -----       ---------        -----
     Gross margin                                       96,349         51.7          98,156         52.4
Selling, general and administrative expenses            88,544         47.6          88,069         47.0
Depreciation and amortization                            4,366          2.3           4,357          2.3
                                                     ---------        -----       ---------        -----
     Income from operations                              3,439          1.8           5,730          3.1
Interest expense, net                                    5,820          3.1           6,013          3.2
                                                     ---------        -----       ---------        -----
     Loss before income taxes and cumulative
           effect of accounting change                  (2,381)        (1.3)           (283)        (0.1)
Benefit for income taxes                                  (928)        (0.5)           (250)        (0.1)
                                                     ---------        -----       ---------        -----
     Loss before cumulative effect
           of accounting change                         (1,453)        (0.8)            (33)         0.0
Cumulative effect of accounting change,
           net of tax of $11,713 (1)                       -             -          (17,209)        (9.2)
                                                     ---------        -----       ---------        -----
     Net loss                                        $  (1,453)        (0.8)%     $ (17,242)        (9.2)%
                                                     =========        =====       =========        =====

Net income (loss) per share applicable to
           common shares - basic and diluted:
     Income (loss) per share before cumulative
           effect of  accounting  change             $   (0.16)                   $   (0.00)
     Cumulative effect of accounting change,
           net of tax                                      -                          (1.78)
                                                     ---------                    ---------
     Net loss per share                              $   (0.16)                   $   (1.78)
                                                     =========                    =========

Weighted average shares and share
     equivalents outstanding                         9,137,101                    9,713,318
                                                     =========                    =========

Other information:
     EBITDA (2)                                      $   7,805                    $  10,087
                                                     =========                    =========

Income of operations                                 $   3,439                    $   5,730
Add: Depreciation and amortization                       4,366                        4,357
                                                     ---------                    ---------
EBITDA                                               $   7,805                    $  10,087
                                                     =========                    =========


(1) Represents cumulative effect of a change in accounting principle as a result of adopting EITF No. 02-16, "Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor", regarding accounting for vendor allowances.

(2) EBITDA, a non-GAAP financial measure, represents income from operations before depreciation and amortization expenses. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities (all determined in accordance with GAAP) for the purpose of analyzing Finlay's operating performance, financial position and cash flow as EBITDA is not defined by generally accepted accounting principles. Finlay has presented EBITDA, however, because it is commonly used by certain investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and/or incur debt. Finlay's computation of EBITDA may not be comparable to similar titled measures of other companies.


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Page 4


FINLAY ENTERPRISES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

                                                                      MAY 3,             MAY 4,
                                                                       2003               2002
                                                                  -------------      -------------
                                ASSETS

Cash                                                                $   2,585          $   2,851

Accounts receivable                                                    40,775             40,369

Inventory                                                             279,870            285,660

Other current assets                                                   48,432             45,561
                                                                    ---------          ---------

   Total current assets                                               371,662            374,441
                                                                    ---------          ---------


Fixed assets, net                                                      69,802             71,282

Other assets, including Goodwill                                      112,545            112,677
                                                                    ---------          ---------

   Total assets                                                     $ 554,009          $ 558,400
                                                                    =========          =========


                 LIABILITIES AND STOCKHOLDERS' EQUITY


Notes payable                                                       $ 36,217           $  52,194

Accounts payable                                                       62,979             72,002

Other current liabilities                                              64,311             68,936
                                                                    ---------          ---------

   Total current liabilities                                          163,507            193,132

Long-term debt                                                        225,000            225,000

Deferred income taxes and other non-current liabilities                19,366             13,951
                                                                    ---------          ---------

   Total liabilities                                                  407,873            432,083

Total stockholders'"equity                                            146,136            126,317
                                                                    ---------          ---------

   Total liabilities and stockholders' equity                       $ 554,009          $ 558,400
                                                                    =========          =========


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